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                                                                       Exhibit 4



                             SHAREHOLDERS AGREEMENT

         THIS AGREEMENT is entered into as of this 12th day of May, 2000, by and between VISTAGREEN HOLDINGS (BAHAMAS), LTD., a Bahamas international business company ("Vistagreen"), MORAINE INVESTMENTS, INC., a British Virgin Islands international business corporation ("Moraine"), and PARADISE STREAM (BAHAMAS) LIMITED ("Paradise Stream"), a Bahamas international business company, each having an address c/o Karp & Genauer, P.A., 2 Alhambra Plaza, Suite 1202, Coral Gables, FL 33134, Attention: Joel J. Karp (Vistagreen, Moraine and Paradise Stream are hereinafter collectively referred to as the "Vistagreen Parties"), and the persons and entities listed on EXHIBIT "A" attached hereto, each having an address c/o Terremark Holdings, Inc., 2601 South Bayshore Drive, PH 1-B, Coconut Grove, Florida 33133, Attention: Brian Goodkind (collectively, the "Terremark Shareholders").

                              W I T N E S S E T H :

         WHEREAS, Terremark Holdings, Inc., a Florida corporation ("Terremark") and AmTec, Inc., a Delaware corporation ("AmTec") entered into the Agreement and Plan of Merger dated as of November 24, 1999 ("Merger Agreement") pursuant to which Terremark will merge into AmTec and the Terremark Shareholders will receive shares of common stock of AmTec, $0.001 par value ("AmTec Common Stock") as provided in the Merger Agreement; and

         WHEREAS, Vistagreen and AmTec entered into the Stock Purchase Agreement dated as of November 24, 1999 ("Stock Purchase Agreement") pursuant to which, immediately following the closing of the Merger Agreement, AmTec will sell to the Vistagreen Parties or their assignees shares of AmTec Common Stock as provided in the Stock Purchase Agreement in exchange for Note Proceeds (as defined in the Stock Purchase Agreement), together with all interest earned thereon; and

         WHEREAS, immediately following the closing of the Merger Agreement and the closing of the Stock Purchase Agreement the percentage ownership of the existing holders of AmTec Common Stock and Preferred Stock, Warrants, Options and other securities upon total exercise




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or conversion prior to such closings shall be 25%, the percentage ownership of the Vistagreen Parties shall be 35% and the percentage ownership of the Terremark Shareholders shall be 40%, each such percentage representing the respective ownership of such parties of the AmTec Common Stock on a fully diluted basis immediately following such closings; and

         WHEREAS, certain affiliates of the Vistagreen Parties and certain affiliates of Terremark entered into the Contract for the Purchase and Sale of the General and Limited Partnership Interests of Terremark Centre, Ltd. dated as of November 24, 1999 ("Terremark Centre Purchase Agreement"), which requires, among other things, that the parties hereto enter into this Shareholders Agreement with respect to certain matters relating to their ownership and voting of AmTec Common Stock following the closings of the Merger Agreement and the Stock Purchase Agreement.

         WHEREAS, the parties intend by entering into this Shareholders Agreement ("Shareholders Agreement") to supercede by this Shareholders Agreement all prior agreements with respect to the subject matter hereof; and

         NOW THEREFORE, in order to satisfy the above described requirements contained in the Terremark Centre Purchase Agreement and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. GENERAL AND DEFINITIONS. The recitals hereto are true and correct and are hereby incorporated herein by this reference. For purposes of this Agreement, a "Terremark Shareholder" shall include the persons and entities listed on EXHIBIT "A" attached hereto and any Affiliate of any such persons or entities. For purposes hereof, the "Vistagreen Parties" shall mean Vistagreen, Paradise Stream and Moraine and any Affiliate of Vistagreen, Paradise Stream or Moraine. For purposes hereof, "Affiliate" shall mean any person or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity, and, in the case of natural persons, shall also include any Family Member of any such natural person, but only with regard to AmTec Common Stock received by such Family Member from a party which acquired the same pursuant to the Merger Agreement or the Stock Purchase Agreement. For purposes hereof, "Family Member" of a natural person shall include the




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following relationships to such natural person: father, mother, son, daughter, adopted son, adopted daughter, brother, sister, aunt, uncle, nephew, niece, grandfather, grandmother and first cousin. For purposes hereof, "Vistagreen Nominees" shall mean those persons designated by the Vistagreen Parties to serve as members of the Board of Directors of AmTec. For purposes hereof, "Terremark Nominees" shall mean those persons designated by the Terremark Shareholders to serve as members of the Board of Directors of AmTec.

         2. ELECTION OF DIRECTORS. In connection with any and all elections of Directors to the Board of Directors of AmTec, the Terremark Shareholders agree to nominate or to cause to be nominated and to vote all of their shares of AmTec Common Stock to elect two (2) Vistagreen Nominees to the Board of Directors of AmTec. In addition, in connection with the election or appointment of members of the Executive Committee of the Board of Directors of AmTec, the Terremark Shareholders agree to elect or appoint or to cause all Terremark Nominees who become Directors of AmTec to elect or appoint one (1) of the Vistagreen Nominees to be a member of such Executive Committee. The Vistagreen Nominees shall advise the Terremark Nominees regarding which of the Vistagreen Nominees shall be a member of such Executive Committee. In connection with any and all elections of Directors to the Board of Directors of AmTec, the Vistagreen Parties agree to vote all of their shares of AmTec Common Stock in favor of electing all Terremark Nominees who are nominated for directorships in connection with such elections. In addition, in connection with the election or appointment of members of any committee of the Board of Directors of AmTec, the Vistagreen Parties agree to elect or appoint or to cause the Vistagreen Nominees who serve as members of the Board of Directors of AmTec to elect or appoint such Vistagreen Nominees as the Terremark Shareholders shall designate to be members of such committees of the Board of Directors of AmTec as the Terremark Shareholders shall designate.

         3.       TAGALONG RIGHTS.

                  (a) If any of the Vistagreen Parties or the Terremark Shareholders propose to





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sell, dispose of or otherwise transfer any AmTec Common Stock (each a "Disposing
Stockholder"), such Disposing Stockholder shall refrain from effecting such transaction unless, prior to the consummation thereof, each other stockholder of AmTec who is a Vistagreen Party or a Terremark Stockholder (each a "Nondisposing Stockholder") shall have been afforded the opportunity to join in such sale on a pro-rata basis, as hereinafter provided, but subject to the limitations hereinafter provided.

                  (b) Prior to consummation of any proposed sale, disposition or transfer of AmTec Common Stock described in subparagraph (a) above, the Disposing Stockholder shall cause the person or entity that proposes to acquire such shares (the "Proposed Purchaser") to offer ("Purchase Offer") in writing to each Nondisposing Stockholder to purchase shares of AmTec Common Stock owned by such Nondisposing Shareholder, such that the number of shares of such AmTec Common Stock so offered to be purchased from such Nondisposing Shareholder shall be equal to the product obtained by multiplying the total number of shares of such AmTec Common Stock then owned by such Nondisposing Shareholder, computed on a fully diluted basis, by a fraction, the numerator of which is the aggregate number of shares of AmTec Common Stock proposed to be purchased by the Proposed Purchaser from all stockholders of AmTec (including all Disposing Stockholders) and the denominator of which is the aggregate number of shares of AmTec Common Stock then outstanding, computed on a fully diluted basis. Such purchase shall be made at the highest price per share of AmTec Common Stock and on such other terms and conditions as the Proposed Purchaser has offered to purchase shares of AmTec Common Stock to be sold by the Disposing Stockholder. Each Nondisposing Stockholder shall have twenty (20) days from the date of receipt of the Purchase Offer in which to accept such Purchase Offer, and the closing of such purchase shall occur simultaneously with the closing of the purchase of AmTec Common Stock by the Proposed Purchaser from the Disposing Stockholder. The number of shares of Common Stock to be sold to the Proposed Purchaser by the Disposing Stockholder shall be reduced by the aggregate number of shares of Common Stock purchased by the Proposed Purchaser from the Nondisposing Stockholders pursuant to the acceptance by them of the Purchase Offer in accordance with the provisions of





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this subparagraph (b), unless the Proposed Purchase is willing to purchase all of the available shares of AmTec Common Stock of the Disposing Stockholder and the Nondisposing Stockholders. In the event that a sale or other transfer subject to this Section is to be made to a Proposed Purchaser, the Disposing Stockholder shall notify the Proposed Purchaser that the sale or other transfer is subject to this Section and shall insure that no sale or other transfer is consummated without the Proposed Purchaser first complying with this Section. It shall be the responsibility of each Disposing Stockholder to determine whether any transaction to which it is a party is subject to this Section.

                  (c) Notwithstanding the foregoing, a Disposing Stockholder shall not be subject to the restrictions of this Section in the event that the Disposing Stockholder proposes to sell in any transaction or series of related transactions a number of shares of AmTec Common Stock representing less than ten percent (10%) of the issued and outstanding shares of Common Stock of AmTec. For purposes of calculating the number of shares of AmTec Common Stock being sold in any transaction or series of related transactions the shares being sold by all Terremark Stockholders shall be aggregated as if being sold by one such Stockholder and a similar aggregation shall apply to the Vistagreen Parties. In addition, a Disposing Stockholder shall not be subject to the restrictions of this Section in the event that a Disposing Stockholder proposes to sell shares of AmTec Common Stock to an Affiliate of such Disposing Stockholder.

                  (d) The requirements of this paragraph 3 shall not apply to open market sales through the American or other applicable Stock Exchange in accordance with the rules of said Exchange (or the NASDAQ or any other interdealer sale system in accordance with the rules of that system). Notwithstanding the foregoing, the requirements of this paragraph shall apply to any transaction involving direct negotiation between a buyer and a seller. For this purpose, a registered broker dealer acting in the ordinary course of business as a dealer, shall be deemed an intermediary, rather than a buyer.

         4. (a) Neither a Vistagreen Party nor a Terremark Shareholder may sell, transfer,





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assign or otherwise dispose of any of its AmTec Common Stock to an Affiliate unless such Affiliate agrees in writing to acquire such shares of AmTec Common Stock subject to the terms of this Agreement and to be bound by the terms of this Agreement. Any party who is not an Affiliate of a Vistagreen Party or a Terremark Shareholder may acquire shares of AmTec Common Stock from a Vistagreen Party or a Terremark Shareholder without being subject to the terms of this Agreement, provided that the transaction pursuant to which such non-Affiliate acquired such shares of AmTec Common Stock was not in violation of the terms of this Agreement.

                  (b) The foregoing restriction shall not apply to open market sales through the American or other applicable Stock Exchange in accordance with the rules of said Exchange (or the NASDAQ or any other interdealer sales system in accordance with the rules of that system). Notwithstanding the foregoing, the foregoing restriction shall apply to any transaction involving direct negotiation between a buyer and a seller. For this purpose a registered broker dealer acting in the ordinary course of business as a dealer shall be deemed an intermediary, rather than a buyer.

         5. This Agreement shall be binding on and inure to the benefit of the respective parties hereto and their successors and assigns. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement represents the entire understanding of the parties regarding the subject matter hereof, and supersedes any and all other inconsistent or conflicting prior agreements between the parties. The terms and provisions of this Agreement cannot be terminated or modified or amended orally or by course of conduct or dealing or in any manner except in a writing that is signed by the party against whom enforcement is sought. This Agreement shall be construed in accordance with the laws of the State of Florida, and any suit, action or proceeding arising out of or relating to this Agreement may be commenced and maintained in any court of competent subject matter jurisdiction in Miami-Dade County, Florida, and each party waives objection to such jurisdiction and venue. The provisions of this Agreement are severable, and any invalidity, unenforceability or illegality in any provision or






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provisions hereof shall not affect the remaining provisions of this Agreement.
In any suit, action or proceeding arising out of or in connection with this Agreement, the prevailing party shall be entitled to an award of the reasonable attorneys' fees and disbursements incurred by such party in connection therewith, including fees and disbursements in administrative, regulatory, insolvency, bankruptcy and appellate proceedings. All notices required or allowed hereunder shall be in writing and shall be deemed given upon (i) hand delivery or (ii) delivery by reputable overnight courier service, or (iii) delivery by facsimile with confirmation of receipt, or (iv) deposit of same in the United States Certified Mail, Return Receipt Requested, first class postage and registration fees prepaid and correctly addressed to the party for whom intended at their address written in the first page hereof, or such other address as is most recently noticed for such party as aforesaid. All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires. This Agreement may be executed in counterparts all of which shall constitute one and the same instrument.



         IN WITNESS WHEREOF, Purchaser and Sellers have executed this Contract on the day and year first written above.


                                      VISTAGREEN HOLDINGS (BAHAMAS), LTD.



                                      By: /s/ ROGER CARPENTER
                                          -----------------------------------
                                              ROGER CARPENTER


                                      MORAINE INVESTMENTS, INC.

                                      By: /s/ ADRIAN CROSBIE-JONES
                                          -----------------------------------
                                              ADRIAN CROSBIE-JONES


                                      PARADISE STREAM (BAHAMAS) LIMITED)


                                      By: /s/ ADRIAN CROSBIE-JONES
                                          -----------------------------------
                                           ADRIAN CROSBIE-JONES, VICE PRESIDENT

                                      TERREMARK SHAREHOLDERS


                                      /s/ BRIAN GOODKIND
                                      ---------------------------------------
                                      BRIAN GOODKIND


                                      /s/ MICHAEL L. KATZ
                                      ---------------------------------------
                                      MICHAEL L. KATZ


                                      /s/ WILLIAM BIONDI
                                      ---------------------------------------
                                      WILLIAM BIONDI


                                      /s/ EDWARD P. JACOBSEN
                                      ---------------------------------------
                                      EDWARD P. JACOBSEN







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                                         /s/ IRVING I. PADRON, JR.
                                         ---------------------------------------
                                         IRVING I. PADRON, JR.


                                         /s/ AVIVA BUDD
                                         ---------------------------------------
                                         AVIVA BUDD



                                         TCO COMPANY, LTD.



                                         By: /s/ ADRIAN CROSBIE-JONES
                                             -----------------------------------

                                            Name:  ADRIAN CROSBIE-JONES
                                            Title: BUSINESS ADMINISTRATION
                                                   LIMITED-DIRECTOR


                                         /s/ MANUEL D. MEDINA
                                         ---------------------------------------
                                         MANUEL D. MEDINA


                                         /s/ WILLIAM BURMAYO
                                         ---------------------------------------
                                         WILLIAM BURMAYO


                                         ATTU SERVICES, INC.


                                         By: BUSINESS ADMINISTRATION LIMITED

                                         By:
                                             -----------------------------------
                                             ADRIAN CROSBIE-JONES, DIRECTOR


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                                   EXHIBIT "A"



                                 BRIAN GOODKIND

                                MICHAEL L. KATZ

                                 WILLIAM BIONDI

                               EDWARD P. JACOBSEN

                             IRVING I. PADRON, JR.

                                   AVIVA BUDD

                              TCO COMPANY LIMITED

                                MANUEL D. MEDINA

                                 WILLY BERMELLO

                              ATTU SERVICES, INC.